CERTIFICATION


Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002 (subsections
(a) and (b) of section 1350, chapter 63 of title 18,United States Code), each of the undersigned officers of Capital Cash Management Trust, do hereby certify to such officer's knowledge, that:

The semi-annual report on Form N-CSR of Capital Cash Management Trust for the period ended June 30, 2004 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Capital Cash Management Trust.

Dated: September 6, 2004		/s/  Lacy B. Herrmann
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						Lacy B. Herrmann
						Chairman of the Board
						Capital Cash Management Trust

Dated:  September 6, 2004		/s/  Diana P. Herrmann
						----------------------------------
						President
						Capital Cash Management Trust

Dated:  September 6, 2004		/s/  Joseph P. DiMaggio
						------------------------------------
						Chief Financial Officer and Treasurer
						Capital Cash Management Trust

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Capital Cash Management Trust and will be retained by Capital Cash Management Trust and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.